Exhibit 5.1

August 7, 2012

BRE Properties, Inc. 525 Market Street 4th Floor San Francisco, California 94105

Re:	BRE Properties, Inc., a Maryland corporation (the “Company”) – Delivery and sale by the Company of up to $300,000,000 aggregate principal amount of the Company’s 3.375% Senior Notes Due 2023 (the “Notes”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-170388) filed with the United States Securities and Exchange Commission (the “Commission”) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Notes under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement filed by the Company with the Commission on or about November 5, 2010. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i) the corporate charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 25, 1996; Articles of Merger filed with the Department on March 14, 1996; Articles of Amendment and Restatement filed with the Department on April 2, 1996; Articles of Amendment filed with the Department on April 21, 1997; Certificate of Correction filed with the Department on September 23, 1998; Articles Supplementary filed with the Department on January 28, 1999; Articles Supplementary filed with the Department on June 14, 2002; Articles Supplementary filed with the Department on March 11, 2004; Articles of Amendment filed with the Department on May 20, 2004; Articles Supplementary filed with the Department on December 8, 2004; and Articles of Amendment filed with the Department on May 23, 2005;

(ii) the Second Amended and Restated Bylaws of the Company as adopted on May 17, 2007 (the “Bylaws”);

Atlanta | Baltimore | Bethesda | Denver | Las Vegas | Los Angeles | New Jersey | Philadelphia | Phoenix | Salt Lake City | Washington, DC | Wilmington

BRE Properties, Inc.

August 7, 2012

(iii) resolutions adopted, and actions taken, by the Board of Directors of the Company, or a committee thereof, on or as of March 11, 2004, July 27, 2006, August 8, 2006, October 28, 2010 and July 26, 2012 with respect to, among other things, the filing of the Registration Statement and the issuance of the Notes (collectively, the “Directors’ Resolutions”);

(iv) the Registration Statement and the related prospectus and form of prospectus supplement, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(v) the Indenture dated as of June 23, 1997 between the Company and Chase Trust Company of California, as trustee, as amended and supplemented by: the First Supplemental Indenture dated as of April 23, 1998, by and between the Company and J.P. Morgan Trust Company, National Association (“J.P. Morgan”), as successor in interest to Chase Manhattan Bank and Trust Company, National Association, as successor trustee; the Second Supplemental Indenture dated as of August 15, 2006 by and between the Company and J.P. Morgan; and the Third Supplemental Indenture dated as of November 3, 2006 by and between the Company and The Bank of New York Mellon Trust Company, National Association (f/k/a The Bank of New York Trust Company, National Association), as successor to J.P. Morgan (together, the “Indenture”);

(vi) a form of certificate, expected to be dated on or about August 13, 2012, which would be executed by Authorized Officers (as defined in the July 26, 2012 Directors’ Resolutions) of the Company pursuant to Sections 201, 301 and 303 of the Indenture (the “Indenture Certificate”), to, among other things, establish the terms and provisions of the Notes, and to which is attached the form of global note which would represent the Notes (the “Global Note”);

(vii) a Certificate of Officers of the Company, dated as of August 7, 2012, executed by Kerry Fanwick, Executive Vice President, General Counsel and Secretary of the Company, and by Constance B. Moore, President and Chief Executive Officer of the Company (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions (including approval by the Continuing Directors (as defined in the Charter)), the form, execution and delivery of the Indenture, and the anticipated form of the Indenture Certificate and Global Note;

(viii) a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(ix) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officers’ Certificate and our knowledge. The words “our knowledge” signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as Maryland corporate counsel, no information has come to our attention that would give us actual knowledge or actual notice of the inaccuracy of the statement, opinion or other matters so qualified. We have undertaken no

BRE Properties, Inc.

August 7, 2012

independent investigation or verification of any such statements, opinions or matters. The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have represented the Company, as Maryland corporate counsel, in connection with the Registration Statement.

In reaching the opinions set forth below, we have assumed the following:

(a) each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b) each natural person executing any of the Documents is legally competent to do so;

(c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts (including, without limitation, the form, terms and provisions of the Indenture Certificate and the Global Note) do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as have been or are in the future executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d) all certificates submitted to us, including, without limitation, the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e) the actions documented by the Directors’ Resolutions were taken at duly called meetings of directors at which a quorum of the incumbent members of the Board of Directors or a committee thereof, as the case may be, was present and acting throughout, by the affirmative vote of a majority of the entire Board of Directors, or a committee thereof, as the case may be, or by unanimous written consent by all incumbent members of the Board of Directors, or a committee thereof, as the case may be, all in accordance with the Charter and Bylaws and applicable law;

(f) prior to the issuance of the Notes, each of the Indenture Certificate and the Global Note will be duly executed and delivered to the Trustee (as defined in the Indenture) by one or more Authorized Officers of the Company in accordance with the Indenture; and

(g) the Indenture will remain in full force and effect for so long as the Notes are outstanding.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

BRE Properties, Inc.

August 7, 2012

2. The Company has the corporate power to create the obligation evidenced by the Notes.

3. The issuance of the Notes pursuant to the Indenture has been duly authorized by all necessary corporate action on the part of the Company under its Charter and Bylaws and the Maryland General Corporation Law.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Validity of the Securities”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP